CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 1999 included in Southern Jersey Bancorp of Delaware, Inc.'s Annual Report on Form 10-K as reproduced in Hudson United Bancorp's current report on Form 8-K dated December 15, 1999, and to all references to our Firm included in this Registration Statement.

                                        ATHEY & COMPANY
                                        Certified Public Accountants, P.A.


Bridgeton, New Jersey
January 3, 2000